Exhibit 99.1

TuHURA Biosciences Completes Acquisition of Kineta

Acquisition adds Phase 2 ready novel VISTA inhibiting monoclonal antibody(mAb) to TuHURA’s late-stage immuno-oncology pipeline

TuHURA planning to initiate a Phase 2 randomized trial involving VISTA inhibiting antibody in 2nd Half 2025

Completion of the acquisition unlocks the fourth tranche of funds from $12.5 million aggregate PIPE financing announced June 3, 2025

TAMPA, Fla., June 30, 2025 — TuHURA Biosciences, Inc. (NASDAQ:HURA) (“TuHURA”), a Phase 3 immuno-oncology company developing novel technologies to overcome resistance to cancer immunotherapy, today announced the successful completion of the acquisition of Kineta, Inc. (OTCPK:KANT) (“Kineta”), the maker of the novel VISTA inhibiting mAb formerly known as KVA1213, now renamed as TBS-2025.

“While TuHURA’s IFx-2.0 is being investigated for its potential to overcome primary resistance to checkpoint inhibitors in Merkel cell carcinoma, the acquisition of VISTA expands TuHURA’s pipeline with a Phase 2 ready drug candidate, TBS-2025, which TuHURA believes has the potential to overcome acquired resistance to cancer immunotherapy,” stated James Bianco, M.D., President and Chief Executive Officer of TuHURA. “The acquisition provides for synergies across both TuHURA’s therapeutic focus as well as with TuHURA’s antibody drug conjugate (ADC) technology. Not only can TBS-2025 be administered as the intact mAb alone or in combination with other therapeutics, we are also investigating the possibility of it being conjugated to a Delta Opioid Receptor inhibitor(s) resulting in a potential immunomodulatory, bi-functional, and bi-specific ADC targeting myeloid derived suppressor cells (MDSCs) in the tumor microenvironment (TME).”

“We are currently planning on investigating TBS-2025 (formerly known as KVA12123) in a Phase 2 trial in combination with a menin inhibitor in NPM1 mutated AML. Unlike other checkpoints, which are mostly present on activated T cells, VISTA is predominately expressed on myeloid cells, notably MDSCs, and on quiescent T cells. Research has demonstrated that when mutated, NPM1 and DNM3TA, two of the most common mutations in AML and typically co-mutated in myelodysplasia (MDS), result in high expression of VISTA on the surface of leukemic blasts. The presence of VISTA on these cells is believed to be the primary mechanism by which leukemic cells escape immune recognition and attack, resulting in a low treatment response rate and a high level of relapse in AML. We believe, in a relatively inexpensive, small Phase 2 study, we can determine if TBS-2025, our VISTA inhibiting antibody, can augment the response rates seen with menin inhibitors and decrease the rate of relapse in patients with NMP1 mutated relapsed or refractory AML where menin inhibitors are the current standard of care.”

About the Transaction

Pursuant to the terms and conditions of the merger agreement between TuHURA and Kineta, each share of Kineta common stock, par value $0.001 per share (each, a “Share”), issued and outstanding immediately prior to the merger, was converted into the right to receive at the

Exhibit 99.1

closing of the merger 0.185298 shares of TuHURA common stock, par value $0.001 per share (“TuHURA Common Stock”), for an aggregate of 2,868,169 shares of TuHURA Common Stock. Also pursuant to the terms and conditions of the merger agreement, each Share is also entitled to its pro rata portion of an aggregate of 1,129,885 additional shares of TuHURA Common Stock to be issued after 6 months following the closing, which aggregate number of shares is subject to adjustment for losses incurred or accrued during the six month period from the closing of the merger, and (ii) the right to its pro rata share of cash consideration received by Kineta pursuant to disposed asset payments related to legacy Kineta assets. Such payments of cash consideration, if any, will be made at a later date and in accordance with the terms of the merger agreement. In each case, in lieu of the issuance of a fractional share of TuHURA Common Stock to former holders of Kineta common stock, TuHURA will pay an amount equal to the product of (A) such fractional share and (B) $5.7528.

Leerink Partners acted as the exclusive financial advisor to TuHURA on the transaction.

About TBS-2025 (f/k/a KVA12123)

VISTA (V-domain Ig suppressor of T cell activation) is an immune checkpoint highly expressed on myeloid cells. VISTA is a strong driver of immunosuppression in the tumor microenvironment (TME). VISTA expression is found on infiltrating immune cells, with the highest levels on myeloid lineage cells, including MDSCs. It suppresses T cell function, and high levels of VISTA expression in the human TME have been correlated in most studies with decreased overall survival (OS).

TBS-2025 VISTA-blocking immunotherapy is administered intravenously every 2 weeks (Iadonato et al. Front Immunol 2023). It is an engineered IgG1 mAb with an extended half-life that binds to a unique epitope at both acidic and neutral pH.

TBS-2025 was investigated in a dose escalation Phase 1/2 trial, both as a monotherapy and in combination with pembrolizumab, in patients with relapsed and/or treatment-refractory advanced solid tumors. TBS-2025 was well tolerated at doses up to 1,000mg both in the monotherapy arm (n=24) or in the pembrolizumab combination therapy arm (n=16). Pharmacokinetic and pharmacodynamic data demonstrated greater than 90% receptor occupancy across the every two- week dosing interval. Immunocytokine analysis was consistent with the mechanism of action for VISTA inhibition on immune cells.

About TuHURA Biosciences, Inc.

TuHURA Biosciences, Inc. (Nasdaq: HURA) is a Phase 3 immuno-oncology company developing novel technologies to overcome primary and acquired resistance to cancer immunotherapy, two of the most common reasons cancer immunotherapies fail to work or stop working in the majority of patients with cancer.

TuHURA’s lead innate immune agonist, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA has initiated a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab)

Exhibit 99.1

compared to Keytruda® plus placebo in first-line treatment for advanced or metastatic Merkel Cell Carcinoma.

In addition to its innate immune agonist product candidates, TuHURA is leveraging its Delta Opioid Receptor technology to develop first-in-class, bi-specific antibody drug conjugates and antibody peptide conjugates targeting Myeloid Derived Suppressor Cells to inhibit their immune-suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit www.tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding TuHURA’s expectations, hopes, beliefs, intentions or strategies regarding the future and include, without limitation, statements regarding, the application and use of TBS-2025 in the TuHURA pipeline and the timing of the foregoing development programs, studies and trials. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are described in detail in our registration statements, reports and other filings with the SEC, which are available on the combined company’s website, and at www.sec.gov.

The forward-looking statements and other information contained in this press release are made as of the date hereof, and TuHURA does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor Contact:

Monique Kosse
Gilmartin Group
Monique@GilmartinIR.com